Exhibit 32.2

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Steven L. Lindsey, Chief Executive Officer and President of Laclede Gas Company, hereby certify that:

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended December 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.

Date:	February 3, 2016	Signature:	/s/ Steven L. Lindsey
Steven L. Lindsey
Chief Executive Officer and President

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Steven P. Rasche, Chief Financial Officer of Laclede Gas Company, hereby certify that:

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended December 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.

Date:	February 3, 2016	Signature:	/s/ Steven P. Rasche
Steven P. Rasche
Chief Financial Officer